FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of April 28, 2021, between Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the "Trust"), Valmark Advisers, Inc. (the "Adviser"), and Delaware Life Insurance Company, a life insurance company organized under the laws of the State of Delaware (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as the parties hereto may amend it from time to time (the "Accounts") (individually, a "Party", and collectively, the "Parties").

WI T N E S S E T H:

WHEREAS, the Trust has registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered the offer and sale of its shares ("Shares") under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that enter into participation agreements with the Trust (the "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Trust may be divided into several series of Shares, each series representing an interest in a particular managed portfolio of securities and other assets, and the Trust will make Shares of the series listed on Schedule B hereto as the Parties hereto may amend from time to time (each a "Portfolio''; reference herein to the "Trust" includes reference to each Portfolio, to the extent the context requires) available for purchase by the Accounts; and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission ("SEC") dated August 16, 2011 granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(l5) thereunder, to the extent necessary to permit Shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and is the investment adviser to each Portfolio; and

WHEREAS, the Company will be the issuer of certain variable annuity contracts and variable life insurance contracts (each a "Contract" and collectively, the "Contracts"), each of which will be registered under the 1933 Act or exempt from registration thereunder; and

WHEREAS, the Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, the Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust under the 1940 Act, and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act; and

WHEREAS, the Company intends to utilize Shares of one or more Portfolios as an investment vehicle of the Accounts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows :

ARTICLE I

Sale of Trust Shares

1.1              The Trust shall make Shares of its Portfolios available to the Accounts at the net asset value of the applicable Portfolio next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Portfolio. For purposes of this agreement, the term "prospectus" shall include the summary prospectus as well as the statutory prospectus. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Notwithstanding anything to the contrary herein, the Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is deemed in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of the shareholders of such Portfolio.

The Parties hereto may agree, from time to time, to add other Portfolios to provide additional funding media for the Contracts, or to delete Portfolios as funding media for the Contracts, by amending Schedule B hereto. Upon such amendment to Schedule B, any applicable reference to a Portfolio, the Trust, or its Shares herein shall include a reference to any such additional Portfolio. Schedule B, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.2              The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value of the applicable Portfolio next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the applicable Portfolio. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with this Section 1.2 and Section 1.4. The Trust shall wire payment no later than 12:00 noon New York time on the same day as the order is placed, to the extent practicable, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

1.3              For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading, on which the Trust calculates the Portfolio's net asset value pursuant to the rules of the SEC and on which the Company is open for business.

1.4              The Company shall wire payment for net purchase orders that are transmitted to the Trust in accordance with Section 1.3 to a custodial agent designated by the Trust no later than 3:00 p.m. New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.

1.5              The Trust and the Company may also agree that the Company or its administrative designee may communicate net purchases and redemptions of Portfolio shares to the Trust through the National Securities Clearing Corporation ("NSCC") pursuant to the Rules & Procedures Manual of the NSCC, as amended from time to time. Each of the Trust and the Company represents that it, or an affiliate or agent, is or will be a member of the NSCC prior to the time any Portfolio trade information is communicated through the NSCC.

1.6              Issuance and transfer of the Trust's Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

1.7              The Trust shall furnish same day notice (by email or telephone followed by written or email confirmation) to the Company of any income dividends or capital gain distributions payable on the Trust's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

1.8              The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. New York time.

1.9              The Company shall use the data provided by the Trust each Business Day pursuant to Section 1.8 above immediately to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. The Company shall perform such Account processing the same Business Day, and shall place corresponding orders to purchase or redeem Shares with the Trust by 10:00 a.m. New York time the following Business Day.

1.10          The Trust agrees that its Shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans ("Plans") to the extent permitted by the Exemptive Order. No Shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust Shares will be used only for the purposes of funding Contracts issued by the Accounts listed in Schedule A, as amended from time to time.

1.11          The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.20 and Article V of this Agreement.

1.12         The Trust shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the Company by 6:30 p.m. on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported to the Company promptly upon discovery. Material errors will be corrected in the applicable Business Day's net asset value per share. The Company will adjust the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Trust shall notify the Company as soon as possible after discovery of the error. Such notification may be oral, but shall be confirmed promptly in writing. If the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than (a) $0.01 or (b) 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Trust shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts. If an adjustment is necessary to correct a material error (as described below) which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Trust to the Company for crediting of such amounts to the applicable sub-accounts of such Contract owners. Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (a) or (b) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. The standards set forth in this Section 1.12 are based on the parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the then-currently acceptable standards, on terms mutually satisfactory to all parties.

ARTICLE II

Obligations of the Pa1ties

2.1              The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all sharehoIder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its Shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its Shares.

2.2              The Trust is responsible for preparing and providing to the Company the following "Trust Documents," as specified in paragraph (b)(1) of Rule 30e-3 and paragraph G)(l)(iii) of Rule 498A:

(a)	Summary Prospectus for each of the Portfolios;

(b)	Statutory Prospectus for each of the Portfolios;

(c)	Statement of Additional Information ("SAi") for each of the Portfolios;

(d)	Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the "Shareholder Reports" that are referred to in Rule 30e-3 as the "Current" and "Prior" Report to Shareholders).

(e)	Complete Portfolio Holdings for the period covered by the Shareholder Reports, if those Shareholder Reports contain a Summary Schedule of Investments (the "Complete Fund Holdings"); and

(t)	Portfolio Holdings for the Most Recent First and Third Fiscal Quarters (and to- gether with the Complete Fund Holdings, the "Portfolio Holdings").

2.3              The Trust shall provide the Summary Prospectus, Statutory Prospectus and SAi for the Portfolios to the Company (or its designee) no later than 5 business days prior to May 1 of each year (to facilitate the required website posting) and provide updated versions as necessary, in order to facilitate a continuous offering of the Trust's securities and the Contracts.

2.4              The Trust shall provide the Shareholder Reports and the Portfolio Holdings to the Company (or its designee) on a timely basis (to facilitate the required website posting) but no later than 5 business days before the date each time that the Shareholder Reports and Portfolio Holdings are required to be posted by Rule 30e-3.

2.5              The Trust shall provide the Trust Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A);

II	permit persons accessing the Statutory Prospectus and SAi for the Portfolios to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A);

n1	are compliant with applicable provisions of the Americans with Disabilities Act; and iv permit persons accessing the Trust Documents to permanently retain, free of charge, an electronic version of such Documents that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

2.6              To the extent the Company relies on Rule 498A with respect to disclosure for the Contracts of the Accounts, the Company or its designee shall host and maintain the website specified in paragraph G)(l)(iii) of Rule 498A, so that the Trust Documents are publicly accessible and free of charge at that website, in accordance with the conditions set forth in that paragraph, provided that the Trust fulfills its obligations under this Article II.

2.7              The Trust shall be responsible for the content and substance of the Trust Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Trust Documents. Without limiting the generality of the foregoing in any manner, the Trust shall be responsible for ensuring that the Trust Documents as provided to the Company:

Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1934; the 1940 Act; and all rules and regulations under those Acts; and

n	Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

2.8              The Trust and the Company agree that:

At the Trust's expense, as the Company or its agents may reasonably request from time to time, the Trust shall provide the Company or its agents with sufficient paper copies of the then current Trust Documents, so that the Company or its agents may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners (in order to comply with the requirements of paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(l) and G)(3) of Rule 498A). Such Company or agent requests shall be fulfilled reasonably promptly, but in no event more than three (3) business days after the request from the Company or its agent is received by either the Trust or the Distributor.

n	Alte rnatively, if requested by the Company in lieu thereof, the Trust or its designee shall provide such electronic or other documentation (including "camera ready" co- pies of the current Trust Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Trust Documents printed for distribution to Contract owners; the reasonable costs of providing the electronic documentation and of such printing and distribution to be borne by the Trust.

m	The Company will submit to the Trust for reimbursement any bills for the costs of printing, duplicating and/or mailing the Trust documents described above to Contract owners.

2.9              The Trust shall bear the costs of posting, maintaining, and managing the Trust Documents on the website hosted by the Company and the costs of preparing and mailing notices of the availability of the Funds' Shareholder Reports to Contract owners (the notices required by paragraph (c) of Rule 30e-3) through the payment of a Website Hosting and Notice Fee to the Company.

The amount of the fee shall be calculated and paid as set forth on Schedule C to this Agreement.

ii	From time to time, the Parties shall review the Website Hosting and Notice Fee to determine whether it reasonably approximates the Company's incurred and anticipated costs (both "soft" internal costs and "hard" external costs) of posting, maintaining, and managing the Trust Documents on the website hosted by the Company and mailing notices of the availability of the Portfolios' Shareholder Reports to Contract owners (pursuant to paragraph (c) of Rule 30e-3. The Parties agree to negotiate in good faith any change to the Website Hosting and Notice Fee proposed by a Party.

2.10          The Trust will bear the printing and mailing costs associated with the delivery of current proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes) through a proxy solicitation firm to existing Contract owners of the Company who are invested in the Trust. The Company agrees to provide reasonable support and cooperation for any proxy solicitation. The Trust will provide Company with copies of current proxy materials suitable for printing with respect to existing Contract owners who are prospective purchasers of the Trust and with respect to prospective Contract owners of the Company. The Company will pay all the expenses for printing and mailing these documents.

2.11          The Trust will provide the Company with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios after the filing of each such document with the SEC or other regulatory authority. The Company will provide the Trust with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to an Account after the filing of each such document with the SEC or other regulatory authority.

2.12          The Company agrees that it will cooperate with the Trust by providing to the Trust, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed by the Accounts and whether the Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling the

Trust to pay registration or other fees with respect to the Trust Shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify Trust Shares under any applicable laws, rules or regulations in a timely manner.

2.13          The Trust shall provide such data regarding each Fund's expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Contracts. Without limiting the generality of the forgoing, the Trust shall provide the following Portfolio expense and performance data on a timely basis to facilitate the Company's preparation of its annually updated registration statements for the Contracts (and as otherwise reasonably requested by the Company), but in no event later than 75 calendar days after the close of each Portfolio's fiscal year:

(a)  the gross "Annual Portfolio Company Expenses" for each Portfolio calculated in accordance with Item 3 of Form N-lA, before any expense reimbursements or fee waiver arrangements; and

(b)   the net "Annual Portfolio Company Expenses" (aka "Total Annual Fund Operating Expenses") for each Portfolio calculated in accordance with Item 3 of Form N-lA, that include any expense reimbursements or fee waiver arrangements; and

(c)  the "Average Annual Total Returns" for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-lA (for the 1, 5, and 10 year periods).

2.14          At the option of the Company, the Trust shall either (a) provide the Company (at the Trust's expense) with as many copies of the Trust's current prospectus, annual report, semi- annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall request for Contract owners for whom Shares are held by an Account; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing, at the Trust's expense, sufficient copies for Contract owners for whom Shares are held by an Account. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust shall provide the materials described in this Section 2.14 within a reasonable time prior to required printing and distribution of such materials.

2.15          (a) The Company shall bear the costs of printing and distributing any paper copies of the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to prospective Contract owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Trust shall bear the costs of printing and distributing any paper copies of the Trust's prospectus, statement of additional information, shareholder reports, proxy materials (or similar materials such as voting solicitation instructions) and other shareholder communications to existing Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners on a timely basis in accordance with applicable federal and state securities laws.

(b) If the Company elects to include any materials provided by the Trust, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust or as filed in definitive form with the SEC, and for promptly replacing such materials with all updates provided by the Trust.

2.16          Each Party agrees and acknowledges that it has no rights to the name, logo, brand or mark of the other Party or its affiliates and that all use of any designation comprised in whole or part of any such name, logo, brand or mark by a Party is prohibited without the prior written consent of the other Party, unless use is required under applicable law. Upon termination of this Agreement for any reason, each Party shall cease all use of the other Party's name, logo, brand or mark as soon as reasonably practicable.

2.17          (a) The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information or Account shareholder report in which the Trust, the Adviser or any other investment adviser to a Portfolio is named. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material, any preliminary and final voting instruction solicitation materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above in which the Trust, the Adviser or any other investment adviser to a Portfolio is named, at least 10 Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within 10 Business Days after receipt of such material.

(b) The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material, reports, any preliminary and final voting instruction solicitation materials, applications for exemptions, requests for no- action letters, and all amendments to any of the above in which the Company, the Accounts or the Contracts are named, at least 10 Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within 10 Business Days after receipt of such material.

2.18          The Company and its affiliates shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or any of its affiliates, the Adviser or any other investment adviser to a Portfolio in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Trust Shares (as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

2.19          The Trust and its affiliates shall not give any information or make any representations or statements on behalf of the Company or concerning the Company or any of its affiliates, the Contracts or the Accounts other than information or representations contained in and accurately derived from the registration statement, including the prospectus and statement of additional information, for the Contracts (as such registration statement, prospectus, and statement of additional information may be amended or supplemented from time to time), or in materials approved by the Company or its designee for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company or its designee.

2.20          So long as, and to the extent that the SEC interprets the 1940 Act to require pass- through voting privileges for owners of variable life insurance policies and/or variable annuity contracts, the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Accounts, in Shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received, as well as Shares it owns that are held by that Account or directly, in the same proportion as those Shares for which timely voting instructions are received.

2.21          To the extent the Company is aware, the Company shall notify the Trust of any applicable state insurance laws that restrict the Portfolios' investments or otherwise affect the operation of the Trust and shall notify the Trust in writing of any changes in such laws.

2.22          The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners) ("broker only materials") is so used, and neither the Trust nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

2.23          For purposes of Sections 2.6 and 2.7, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, any other material constituting sales literature or advertising under the rules of the Financial Industry Regulatory Authority ("FINRA"), the 1933 Act or the 1940 Act.

2.24          The Trust will immediately notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the 1940 Act or any prospectus for the Trust's Shares, (ii) any request by the SEC for any amendment to such registration statement or prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's Shares, or (iv)  any other action or circumstances that may prevent the lawful offer or sale of Shares of any Portfolio in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Trust will make every reasonable effort to prevent the issuance, with respect to any Portfolio, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

2.25          The Company will immediately notify the Trust of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act or the 1940 Act relating to the Contracts or any Contract prospectus, (ii) any request by the SEC for any amendment to such registration statement or Contract prospectus that may affect the offering of Shares of the Trust, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

2.26              (a) The Company confirms that it will be considered the Trust's agent for purposes of Rule 22c-1 under the 1940 Act. The Company may authorize such administrative intermediaries as it deems appropriate ("Correspondents") to receive orders on the Trust's behalf for purposes of Rule 22c- l under the 1940 Act. The Company shall be liable to the Trust for each Correspondent's compliance with this Section 2. l4(a) to the same extent as if the Company itself had acted or failed to act instead of the Correspondent. The Company acknowledges that it has: (I)   Adopted and implemented procedures reasonably designed to prevent orders received after the Market Close on any day that a Fund is open for business from being improperly aggregated with orders received prior to the Market Close; and (2) Determined that each Correspondent has adopted and implemented its own internal procedures reasonably designed to prevent orders received after the Market Close on any day that a Fund is open for business from being improperly aggregated with orders received prior the Market Close.

(b)              The Company agrees to provide or cause to be provided, promptly upon request by the Trust, the Taxpayer Identification Number ("TIN"), the International/Individual Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GIi"), if known, of all Contract owners that have instructed the Company to purchase, redeem, transfer or exchange Shares held by an Account of the Company, and the amount, date, and transaction type (purchase, redemption, transfer or exchange of Shares) of all such purchases, redemption, transfers or exchanges during the period covered by the request.

(c)               If the requested information is not on the Company's books and records, the Company agrees to obtain and transmit the requested information promptly, but in no event later than ten business days after receipt of a request. Requests for transaction information will set forth a specific period for which transaction information is sought, which generally will not exceed 90 days from the date of the request. The Trust may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies

(including, but not limited to, policies of the Trust regarding market-timing and the frequent purchasing and redeeming or exchanging of Trust Shares or any other inappropriate trading activity) established or utilized by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Trust Shares. If the Trust issues requests more than once per quarter, or otherwise issues extraordinary requests, the Trust shall reimburse the Company for the Company's reasonable costs associated with complying with such additional requests.

(d)              The Company agrees to transmit the requested information that is on its books and records to the Trust or its designee promptly, but in any event not later than ten business days, after receipt of a request. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format. All shareholder information shall be transmitted and received by both parties using data security and encryption technology that is standard for the industry in transmitting confidential information.

(e)              Requests to restrict or prohibit trading must include the TIN, ITIN or GIi, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GIi is not known, the instructions must include an equivalent identifying number of the Contract owner(s) or other agreed upon information to which the instruction relates. The Company will execute or cause to be executed any instructions from the Trust or its agents to restrict or prohibit further purchases or exchanges of Trust shares by a Contract owner who has been identified by the Trust as having directed transactions in Portfolio Shares through an Account that violate policies established by the Trust.

ARTICLE III

Representations and Warranties

3.1              The Company represents and warrants (i) that it is an insurance company duly organized and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) that it has legally and validly established and maintained each Account as a segregated asset account under such law and the regulations thereunder, and (iii) that the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

3.2              The Company represents and warrants that, to the extent required by the 1940 Act and/or the 1933 Act, (i) each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered and each Account will remain registered as a unit investment trust in accordance with the provisions of the 1940 Act, (ii) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (iv) the Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (v) each Account prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

3.3              The Company represents and warrants that, to the extent required by the 1933 Act, the Contracts or interests in the Accounts are or, prior to issuance, will be registered as securities under the 1933 Act. The Company further represents and warrants that: (i) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, (ii) the sale of the Contracts, and the allocation of purchase payments under the Contracts to any Portfolio of the Trust, shall comply in all material respects with federal and state securities and insurance suitability requirements, (iii) the Company has adopted policies and procedures reasonably designed to comply with the USA PATRIOT Act, and (iv) the Company does not encourage or facilitate active trading and has adopted policies and procedures reasonably designed to prevent market timing within the Portfolios.

3.4               The Trust represents and warrants (i) that it is duly organized and validly existing under the laws of the State of Delaware, (ii) that it does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) that its 1933 Act registration statement , together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iv) that its Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

3.5              The Trust represents and warrants that the Trust Shares offered and sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act and the Trust shall be registered under the 1940 Act to the extent required by the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

3.6              The Trust represents and warrants that each Portfolio intends to comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations thereunder and that the Trust will notify the Company promptly upon having a reasonable basis for believing that a Portfolio does not so comply. In the event of any such non-compliance, the Trust will take all reasonable steps to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code and that the applicable Portfolio and the Adviser shall be jointly and severally liable to the Company for all consequences to the Company of any failure to achieve compliance within such grace period.

Notwithstanding any other provision of this Agreement, the Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge , of any Contract owners or annuitants, insureds or participants under the Contracts (as appropriate) (collectively , "Participants"), that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust or its affiliates as a result of such a failure or alleged failure:

(a)              the Company shall promptly notify the Trust of such assertion or potential claim; and

(b)              the Company shall consult with the Trust as to how to minimize any liability that may arise as a result of such failure or alleged failure.

3.7               The Trust represents that each Portfolio intends to qualify as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that a Portfolio has ceased to so qualify.

3.8               The Trust represents and warrants that all of its trustees, officers and employees are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage as required currently by Rule 17g-(l) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

3.9               The Company represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; the Company will notify the Trust immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

3.10           The Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will make every effort to continue to meet such definitional requirements, and it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

3.11           The Adviser represents and warrants that it: (i) is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) is and shall remain duly registered as a commodity pool operator as required by Rule 4.5 under the Commodity Exchange Act of 1936, as amended, or is not so registered in proper reliance on an exemption therefrom.

3.12           The Trust represents and warrants that each other investment adviser to a Portfolio: (i) is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) is and shall remain duly registered as either a commodity pool operator or commodity trading advisor as required under the Commodity Exchange Act of 1936, as amended, or is not so registered in proper reliance on an exemption therefrom.

3.13       Each of the Parties represents and warrants that it shall perform its obligations hereunder in compliance with any applicable state and federal laws.

ARTICLE IV[Reserved.]

ARTICLE V

Potential Conflicts

5.1              The parties acknowledge that the Trust's Shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e)  a difference in voting instructions given by variable annuity contract and variable life insurance policyowners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

5.2              The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

5.3             If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

5.4              If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw each affected Account's investment in the Trust and terminate this Agreement with respect to such

Account; provided , however that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

5.5             If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required to adequately remedy the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the applicable Portfolio.

5.6              The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

5.7              For purposes of Sections 5.3 through 5.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination.

5.8              The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

5.9             If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

ARTICLE VI

Indemnification

6.1              Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust, its affiliates and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Trust Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Trust Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)               arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in advertising or sales literature for the Contracts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Trust Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust or its affiliates for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b)               arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 6.2(a) below) or the negligent or wrongful conduct of the Company, or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

(c)               arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 6.2(a) below or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates; or

(d)               obligations, provide Agreement; or arise out of or result from any failure by the Company to perform the the services or furnish the materials required under the terms of this

(e)              arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

6.2              Indemnification By the Adviser and the Trust. The Adviser and the Trust, solely on behalf of each Portfolio, agree to indemnify and hold harmless the Company, its affiliates and each of its directors, officers, employees and agents and each person, if any, who controls the Company or any of its affiliates within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article VI) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

(a)               arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust or in advertising or sales literature for the Trust (or any amendment or supplement to any of the foregoing), (collectively, "Trust Documents" for the purposes of this Article VI), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust or its affiliates by or on behalf of the Company or its affiliates for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust Shares; or

(b)              arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or the negligent or wrongful conduct of the Trust or persons under its control (including, without limitation, its employees), in connection with the sale or distribution of the Contracts or Trust Shares; or

(c)               arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company or its affiliates by or on behalf of the Trust or its affiliates; or

(d)              arise out of or result from any failure by the Trust to perform the obligations, provide the services or furnish the materials required under the terms of this Agreement; or

(e)               arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

6.3              No Party shall be liable under the indemnification provisions of Sections 6.1 or 6.2, as applicable, with respect to any Losses incurred or assessed against a Trust Indemnified Party or a Company Indemnified Party, as applicable (as to each, an "Indemnified Party") to the extent the Losses arise from such Indemnified Party's willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

6.4              No Party shall be liable under the indemnification provisions of Sections 6.1 or 6.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the party or parties against whom Indemnification is sought (the "Indemnifying Party") in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve such Indemnifying Party from any liability which it may have to the Indemnified Party in the absence of Sections 6.1 and 6.2.

6.5              In case any such action is brought against the Indemnified Parties, the Indemnifying Party shall be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall cooperate with the Indemnifying Party and bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

ARTICLE VII

Confidentiality

7.1              The Trust acknowledges that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Article VII), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement, and all other information reasonably identified to the Trust as confidential (collectively, the "Company Confidential Information") are the valuable property of the Company Protected Parties. The Trust agrees that if it or any of its affiliates, or its or its affiliates' directors, officers, employees, agents or advisors (collectively, the "Trust Representatives") comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, including, but not limited to, any information obtained pursuant to Section 2.26 of this Agreement, or any other Company Confidential Information, , the Trust and the Trust Representatives will hold such Company Confidential Information in confidence and use such Company Confidential Information only in furtherance of performing the Trust's duties hereunder. The Trust shall refrain from using, disclosing or distributing any of such Company Confidential Information except: (a) with Company's prior written consent; (b) as required by law or judicial process; or (c) to those Trust Representatives who reasonably require access to such information in order to provide services under this Agreement. The Trust shall maintain policies and procedures reasonably designed to prevent unauthorized disclosure of the Company Confidential Information. Company Confidential Information does not include such information as (i) is or becomes publicly available other than as a result of acts by the Trust or any of the Trust

Representatives in breach of this Agreement, (ii) is in the Trust's or any of the Trust's Representatives' possession prior to disclosure by any of the Company Protected Parties, (iii) is disclosed to the Trust or any of the Trust Representatives by a third party, provided that the source of such information, insofar as is known to the Trust or the Trust Representatives receiving such information, was not prohibited from transmitting such information to the Trust or the Trust Representatives by a contractual, legal, fiduciary or other obligation owed to any Company Protected Party, or (iv) is independently developed or compiled by the Trust without the use of Company Confidential Information.

7.2              The Company acknowledges that the customers of the Trust or any of its affiliates (collectively, the "the Trust Protected Parties" for purposes of this Article VII), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Trust Protected Parties or any of their employees or agents in connection with the Trust's performance of its duties under this Agreement, and all other information reasonably identified to the Company as confidential (collectively, the "Trust Confidential Information") are the valuable property of the Trust Protected Parties. The Company agrees that if it or any of its affiliates, or its or its affiliates' directors, officers, employees, agents or advisors (collectively, the "Company Representatives") comes into possession of any list or compilation of the identities of or other information about the Trust Protected Parties' customers or any other Trust Confidential Information, the Company and the Company Representatives will hold such information in confidence and use such Trust Confidential Information only in furtherance of performing the Company's duties hereunder. The Company shall refrain from using, disclosing or distributing any of such Trust Confidential Information except: (a) with the Trust's prior written consent; (b) as required by law or judicial process; or (c) to those Company Representatives who reasonably require access to such information in order to provide services under this Agreement. The Company shall maintain policies and procedures reasonably designed to prevent unauthorized disclosure of the Trust Confidential Information. Trust Confidential Information does not include such information as (i) is or becomes publicly available other than as a result of acts by the Company or any of the Company Representatives in breach of this Agreement, (ii) is in the Company's or any of the Company Representatives' possession prior to disclosure by any of the Trust Protected Parties, (iii) is disclosed to the Company or any of the Company's Representatives by a third party, provided that the source of such information, insofar as is known to the Company or the Company Representatives receiving such information, was not prohibited from transmitting such information to the Company or the Company Representatives by a contractual, legal, fiduciary or other obligation owed to any Trust Protected Party, or (iv) is independently developed or compiled by the Company without the use of Trust Confidential Information.

7.3              Each party acknowledges that any breach of the agreements in this Article VII would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

ARTICLE VIII

Termination

8.1              (a) This Agreement may be terminated by either party for any reason by one hundred eighty (180) days advance written notice delivered to the other party.

(b)              This Agreement may be terminated by the Company immediately upon written notice to the Trust with respect to any Portfolio:

(i)                based upon the Company's determination that Shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(ii)              in the event any of the Portfolio's Shares are not registered, and in all material respects issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(iii)            in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that such Portfolio may fail to so qualify; or

(iv)            in the event that such Portfolio fails to meet the diversification requirements under Section 817(h) of the Code and the regulations thereunder, as specified in this Agreement, or if the Company reasonably believes that such Portfolio may fail to meet such diversification requirements.

8.2              Notwithstanding any termination of this Agreement under Section 8.1, the Trust shall, at the option of the Company, continue to make available additional Shares of the Trust (or any Portfolio) for so long as the Company desires, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to bear the costs set forth in Article II and meet all obligations of the Company under this Agreement (treating it as being in full force and effect. Owners of such Contracts will be permitted to reallocate investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Contracts. The provisions of this Section 8.2 shall not apply to any termination pursuant to Article V or in the event the Trust determines to liquidate the Portfolio and end the Portfolio's existence.

8.3              The provisions of Articles VI and VII shall survive the termination of this Agreement, and the provisions of Articles II and V shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 8.2.

8.4              This Agreement will terminate as to any or all Portfolios upon at least ninety (90) days advance written notice:

(a)               at the option of the Trust upon institution of formal proceedings against the Company by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Trust shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(b)               at the option of the Company upon institution of formal proceedings against the Trust, its principal underwriter, the Adviser or any other investment adviser to a Portfolio by FINRA, the SEC, or any state securities or insurance department or any other regulatory body if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, its principal underwriter, the Adviser or any other investment adviser to a Portfolio has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.5              This Agreement will terminate as to a Portfolio immediately upon prior written notice which shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required:

(a)               at the option of the Trust if the Contracts issued by the Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Portfolio's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered or exempt from registration, or, in all material respects, are not issued or sold in accordance with any applicable federal or state law;

(b)               upon another Party's material breach of any provision of this Agreement; or

(c)              in the event this Agreement is assigned by one party without the consent of the other party.

8.6              The Parties hereto agree to cooperate and give reasonable assistance to one another in taking reasonable steps to encourage Contract owners to transfer their Contract value to other investment options after the effective date of this Agreement's termination with respect to Shares of any Portfolio of the Trust.

ARTICLE IX

Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:	Kevin Wolf, President Northern Lights Variable Trust 80 Arkay Drive, Suite 110 Hauppauge, NY 11788

with a copy to:	JoAnn M. Strasser, Esq. Thompson Hine LLP 41 South High Street, Suite 1700 Columbus, Ohio 43215

lfto the Adviser:	Michael McClary, Chief Investment Officer Valmark Advisers, Inc 130 Springside Dr, Ste 110 Akron, OH 44333

with a copy to:	Legal Department Valmark Advisers, Inc. 130 Springside Dr, Ste 110 Akron, OH 44333

lfto the Company	Dan Hess, Investment Funds Manager Delaware Life Insurance Company 1601 Trapelo Road Waltham, MA 02451

with a copy to:	General Counsel Delaware Life Insurance Company 1601 Trapelo Road Waltham, MA 02451

ARTICLEX

Miscellaneous

IO.I The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.2          This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.3          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of New York without regard for that state's principles of conflict of laws.

10.5          The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of Shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

10.6          The parties to this Agreement acknowledge and agree that all liabilities of the Company arising, directly or indirectly, under this Agreement, of any and every nature whatsoever,

shall be satisfied solely out of the assets of the Company and that no director, officer, agent or Contract owner of the Company shall be personally liable for any such liabilities

10.7          Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

10.9         The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

10.10      Neither this Agreement nor any of its rights or obligations hereunder may be assigned by any party without the prior written approval of the other parties.

10.11      No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all Parties hereto.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

NORTHERN LIGHTS VARIABLE TRUST

By: /s/ Stephanie Shearer

Name: Stephanie Shearer

Title: Secretary

VALMARK ADVISERS, INC.

By: /s/ Caleb J. Calahan

Name: Caleb J. Calahan

Title: EVP/COO

DELAWARE LIFE INSURANCE COMPANY

By: /s/ Dale Uthoff

Name: Dale Uthoff

Title: SVP, Variable Annuities

SCHEDULE A

Separate Accounts and Associated Contracts

Delaware Life Variable Account F

SCHEDULEB

Participating Portfolios

TOPS® Conservative ETF Portfolio	Investor Class
TOPS® Balanced ETF Portfolio	Investor Class
TOPS® Moderate Growth ETF Portfolio	Investor Class
TOPS® Growth ETF Portfolio	Investor Class
TOPS® Aggressive Growth ETF Portfolio	Investor Class

Schedule C

Website Hosting and Notice Fee

The Trust shall pay the Company a Website Hosting and Notice Fee, calculated and paid in accordance with the following:

(i).	Amount of Fee.

The amount of the Website Hosting and Notice Fee shall be equal to the cost of hosting, maintaining and managing the Trust Documents on the website hosted by the Company and the costs of preparing and mailing notices of the availability of the Funds' Shareholder Reports (the "Funds' Notices") to Variable Contract owners.

The Company shall calculate the Website Hosting and Notice Fee, on an annual basis, at the end of each [calendar year].

The amount of the Website Hosting and Notice Fee shall be the Trust's proportional share of the Company's total costs for website hosting plus the Company's total cost for preparing and mailing the Funds' Notices.

(ii).	Payment of Fee.

The Trust shall pay the Website Hosting and Notice Fee to the Company within 15 business days after the Company has informed the Trust of the amount of the Website Hosting and Notice Fee for the prior [calendar] year.